Exhibit 99.1

FOR IMMEDIATE RELEASE

ARI ANNOUNCES FIRST QUARTER RESULTS

Company posts strong revenue growth and continued profitability

Milwaukee, Wis., December 15, 2009 – ARI (OTCBB:ARIS), a leading provider of technology-enabled solutions that help dealers, distributors and manufacturers in selected vertical markets sell and service their products, today reported results for its first fiscal quarter ended October 31, 2009.

First Quarter Fiscal 2010 Highlights

Revenues increased 31% to $5.5 million for the first quarter of fiscal 2010, compared to $4.2 million for the first quarter of fiscal 2009.

Operating income increased 16% to $339,000 for the first quarter of fiscal 2010, compared to $291,000 for the first quarter of fiscal 2009.

Net income decreased to $162,000 or $0.02 per diluted share for the first quarter of fiscal 2010, compared to $256,000 or $0.04 per diluted share for the first quarter of fiscal 2009.

Operations Review
"I am pleased with our results.  First quarter revenue was significantly higher than last year as a result of continued strong sales of new marketing services, high levels of renewals for marketing services and catalog subscriptions, and the acquisition of Channel Blade Technologies.  We experienced a decline in non-strategic professional services revenue, which remains negatively affected by the state of the economy," said Roy W. Olivier, President and Chief Executive Officer of ARI.  "Although net income was down from the same period last year, due to an accrual adjustment related to our FY2008 restructuring and to interest expense from our acquisition of Channel Blade, operating income increased."

"The vibrant growth of our marketing services revenue and high renewal rates are a result of the strength of our products and the value they bring to our customers," Olivier continued.  "We expect to drive future growth through new products, including our two latest offerings, SearchEngineSmart™ and PartStream™."

"Our operating income growth is attributable to increased revenues and the reduced cost structure that resulted from our fiscal 2008 restructuring.  This growth occurred even as we dealt with a difficult economic environment and the increased costs associated with our two April 2009 acquisitions," stated Brian E. Dearing, Chairman and Interim Chief Financial Officer of ARI.  "We expect to increasingly leverage this reduced cost structure as our business grows."

"We will also invest further in product development in order to enhance and expand the high quality

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10850 WEST PARK PLACE SUITE 1200 MILWAUKEE, WI 53224-3025 414.973.4300 FAX 414.973-4357

ARI Reports Increased Revenues for the First Quarter of FY2010

offerings ARI's customers have come to expect," Olivier concluded, "and acquisitions will remain a key part of our long term strategy."

For additional information please refer to ARI’s quarterly report on Form 10-Q for the first fiscal quarter ended October 31, 2009, filed with the SEC on December 15, 2009.

About ARI

ARI is a leading provider of technology-enabled services that help dealers, distributors and manufacturers reduce costs and increase sales in selected vertical markets.  Specifically, ARI provides electronic parts catalogs, dealer e-commerce solutions, professional services and/or F&I Services in about a dozen vertical markets worldwide, including outdoor power, power sports, motorcycles, marine, recreation vehicles, appliances, agricultural equipment, floor maintenance, and construction. ARI currently serves more than 20,000 dealers, over 100 manufacturers, and more than 150 distributors in more than 100 countries worldwide.  For more information on ARI, please visit our website at www.arinet.com.

First Quarter Earnings Conference Call

ARI’s Q1 FY2010 Earnings Release Conference Call is scheduled for Tuesday, December 15, 2009 at 4:30 PM Eastern Time.  To participate in the conference call, please dial-in at least five minutes prior to the start time at 888.732.6202 or 719.457.1017 and enter the passcode 281325.

A replay of this conference call and the information presented during the call will be available after 8:00 PM Eastern Time on December 16th at ARI’s website, www.arinet.com.  Click on the “Company” link and select “Investors” to access the information.

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described under "Forward Looking Statements Disclosure" in Exhibit 99.1 of the Company’s annual report on Form 10-K for fiscal year ended July 31, 2009, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

Contact:

Donna Wycklendt

ARI Network Services, Inc.

Tel: (414) 973-4331

Fax: (414) 973-4620

Email: wycklendt@arinet.com

ARI Network Services, Inc.
Statements of Operations
(In thousands, except per share data)

	(unaudited)
	Three months ended
	October 31
	2009	2008

Revenue	$ 5,470	$ 4,169
Cost of revenue*	955	729
Gross Margin	4,515	3,440
Operating expenses:
Sales and marketing	1,277	948
Customer operations and support	824	724
Software development and technical support	458	408
General and administrative	1,137	840
Restructuring	76	-
Depreciation and amortization*	404	229
Net operating expenses	4,176	3,149
Operating income (loss)	339	291
Other income (expense)
Interest expense	(139)	(28)
Other, net	(33)	(7)
Total other expense	(172)	(35)
Income (loss) before provision for income taxes	167	256
Income tax benefit (provision)	(5)	-
Net income (loss)	$ 162	$ 256

Average common shares outstanding:
Basic	7,711	6,972
Diluted	7,733	7,078
Basic and diluted net income (loss) per share:
Basic	$0.02	$0.04
Diluted	$0.02	$0.04

*	Cost of revenue includes amortization of software products of $253, and $215, respectively and excludes other depreciation and amortization, which is shown separately in operating expenses

ARI Network Services, Inc.
Consolidated Balance Sheet
(Dollars in Thousands, Except per Share Data)
	(Unaudited)	(Audited)
ASSETS	October 31	July 31
	2009	2009
Current assets:
Cash	$ 291	$ 650
Trade receivables, less allowance for doubtful accounts
of $418 and $410 at October 31, 2009 and July 31, 2009	1,286	1,352
Work in process	193	156
Prepaid expenses and other	310	321
Deferred income taxes	513	513
Total Current Assets	2,593	2,992
Equipment and leasehold improvements:
Computer equipment	1,888	1,827
Leasehold improvements	538	463
Furniture and equipment	2,495	2,479
	4,921	4,769
Less accumulated depreciation and amortization	3,038	2,827
Net equipment and leasehold improvements	1,883	1,942
Capitalized software product costs:
Amounts capitalized for software product costs	15,114	14,886
Less accumulated amortization	12,742	12,489
Net capitalized software product costs	2,372	2,397
Deferred income taxes	2,141	2,141
Other long term assets	59	59
Other intangible assets	3,435	3,637
Goodwill	5,439	5,439
Total Assets	$ 17,922	$ 18,607

ARI Network Services, Inc.
Consolidated Balance Sheet
(Dollars in Thousands, Except per Share Data)
	(Unaudited)	(Audited)
LIABILITIES AND SHAREHOLDERS' EQUITY	October 31	July 31
	2009	2009
Current liabilities:
Current borrowings on line of credit	$ 700	$ 500
Current portion of notes payable	58	117
Accounts payable	408	788
Deferred revenue	4,991	5,523
Accrued payroll and related liabilities	1,127	1,421
Accrued sales, use and income taxes	31	82
Other accrued liabilities	619	687
Current portion of capital lease obligations	200	109
Total current liabilities	8,134	9,227
Non-current liabilities:
Notes payable	5,000	5,000
Long-term portion of accrued compensation	17	36
Capital lease obligations	307	115
Other long term liabilities	42	42
Total non-current liabilities	5,366	5,193
Total liabilities	13,500	14,420

Shareholders' equity:
Cumulative preferred stock, par value $.001 per share,
1,000,000 shares authorized; 0 shares issued and
outstanding at October 31, 2009 and July 31, 2009	-	-
Junior preferred stock, par value $.001 per share,
100,000 shares authorized; 0 shares issued and
outstanding at October 31, 2009 and July 31, 2009	-	-
Common stock, par value $.001 per share,
25,000,000 shares authorized; 7,751,842 and 7,693,510
shares issues and outstanding at October 31, 2009 and July 31, 2009	8	8
Common stock warrants and options	856	816
Additional paid-in-capital	95,733	95,681
Accumulated deficit	(92,122)	(92,284)
Other accumulated comprehensive income (loss)	(53)	(34)
Total Shareholders' Equity	4,422	4,187
Total Liabilities and Shareholders' Equity	$ 17,922	$ 18,607

ARI Network Services, Inc.
Revenue by Location and Service
(In Thousands)

	(unaudited)
	Three months ended
	October 31
	2009	2008
North America
Catalog subscriptions	$ 2,660	$ 2,546
Catalog professional services	265	255
Marketing subscriptions	1,982	650
Marketing professional services	154	325
Other	193	165
Subtotal	5,254	3,941

Rest of the World
Catalog subscriptions	215	216
Catalog professional services	1	12
Subtotal	216	228

Total Revenue
Catalog subscriptions	2,875	2,762
Catalog professional services	266	267
Marketing services	1,982	650
Marketing professional services	154	325
Other	193	165
Total	$ 5,470	$ 4,169